Exhibit 99.1

Aptose Announces Executive Management Changes

─ Appoints Philippe Ledru as Chief Commercial Officer ─

─ Announces resignation of CFO/CBO Jotin Marango, MD, PhD ─

SAN DIEGO and TORONTO, April 07, 2022 (GLOBE NEWSWIRE) -- Aptose Biosciences Inc. (“Aptose” or the “Company”) (NASDAQ: APTO, TSX: APS), a clinical-stage precision oncology company developing highly differentiated oral kinase inhibitors to treat hematologic malignancies, today announced the appointment of Mr. Philippe Ledru to the position of Chief Commercial Officer. In this role, Mr. Ledru is responsible for providing executive leadership and vision for commercial development and marketing strategies for the future commercial launches of Aptose’s innovative oncology medicines and to consolidate responsibilities over business development and licensing.

“Philippe’s broad knowledge with marketing of oncology products and specific experience in hematology, branding and early commercial strategy will serve Aptose well during this next phase of development for our lead myeloid kinome inhibitor HM43239 and beyond for luxeptinib,” said William G. Rice, Ph.D., Chairman, President and Chief Executive Officer. “We’re delighted to have him join our executive management team.”

Mr. Ledru brings to Aptose more than 30 years of pharmaceutical industry experience in the U.S. and Europe, including innovative drug development and commercial and strategic experience at two top global oncology companies. Most recently, he served as Associate Vice President and Head of Oncology New Products at Merck & Co, where he was responsible for commercial leadership over the entire Merck oncology pipeline, over 25 assets from discovery to mid-stage clinical development, across major solid tumors and hematological malignancies. At Merck, he also provided leadership on all licensing and M&A activities, including the Peloton Therapeutics and Arqule acquisitions in 2019. Prior, Mr. Ledru spent a 20+ year career at Novartis in the U.S. and France, most recently as Senior Director of Early Commercial Strategy focused on oncology products. There he also was part of the brand team and had early commercial development and global marketing responsibilities for several new compounds, including midostaurin. Earlier at Novartis Oncologie, he helped lead launches of several oncology products, including imatinib (Gleevec), a landmark drug that has greatly improved the outcomes of patients with chronic myelogenous leukemia. Mr. Ledru also held oncology product management and business development positions at Zeneca Pharma France/ICI Pharma.

“I am truly excited for the opportunity to join Aptose and work on the development and strategy for HM43239, a compound that has been of significant interest to me, and that has the potential to expand treatment options for patients with unmet needs in acute myeloid leukemia. I very much look forward to working with the Aptose team through the next phase of the company’s growth,” said Mr. Ledru.

Separately, Aptose today announced that Dr. Jotin Marango, Senior Vice President, Chief Financial Officer and Chief Business Officer, is resigning to pursue another opportunity. Dr. Rice will serve as Chief Accounting Officer, and with Ms. Janet Clennett, Vice President of Finance, will assume financial responsibilities until a permanent CFO is announced. Aptose and Dr. Marango plan to enter into an advisory agreement to ensure a smooth transition from his CFO duties.

“It’s been a pleasure working with Joti to advance our clinical pipeline,” said Dr. Rice, “and we wish the very best for a trusted colleague.”

About Aptose

Aptose Biosciences is a clinical-stage biotechnology company committed to developing personalized therapies addressing unmet medical needs in oncology, with an initial focus on hematology. The Company's small molecule cancer therapeutics pipeline includes products designed to provide single agent efficacy and to enhance the efficacy of other anti-cancer therapies and regimens without overlapping toxicities. The Company has two clinical-stage investigational products under development for hematologic malignancies: HM43239, an oral, myeloid kinome inhibitor in an international Phase 1/2 trial in patients with relapsed or refractory acute myeloid leukemia (AML); and luxeptinib, an oral, dual lymphoid and myeloid kinome inhibitor in a Phase 1 a/b trial in patients with relapsed or refractory B-cell malignancies who have failed or are intolerant to standard therapies, and in a separate Phase 1 a/b trial in patients with relapsed or refractory AML or high risk myelodysplastic syndrome (MDS). For more information, please visit www.aptose.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Canadian and U.S. securities laws, including, but not limited to, statements regarding the clinical potential, development and strategy of HM43239 and luxeptinib, and statements relating to the Company’s growth, plans, objectives, expectations and intentions and other statements including words such as “continue”, “expect”, “intend”, “will”, “hope” “should”, “would”, “may”, “potential” and other similar expressions. Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements described in this press release. Such factors could include, among others: our ability to obtain the capital required for research and operations; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; inability of new manufacturers to produce acceptable batches of GMP in sufficient quantities; unexpected manufacturing defects; the potential impact of the COVID-19 pandemic and other risks detailed from time-to-time in our ongoing current reports, quarterly filings, annual information forms, annual reports and annual filings with Canadian securities regulators and the United States Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled "Risk Factors" in our filings with Canadian securities regulators and the United States Securities and Exchange Commission underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. We cannot assure you that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

For further information, please contact:

Aptose Biosciences Inc.	LifeSci Advisors, LLC
Susan Pietropaolo Corporate Communications & Investor Relations 201-923-2049 spietropaolo@aptose.com	Dan Ferry, Managing Director 617-535-7746 Daniel@LifeSciAdvisors.com